CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
Putnam New York Tax Exempt Income Trust
  Putnam New York Tax Exempt Income Fund
  Putnam New York Intermediate Tax Exempt Fund

We consent to the incorporation by reference in the Registration Statement of Putnam New York Tax Exempt Income Trust on Form N-14 (File No. 2-83909) of our report dated January 12, 1995, on our audit of the financial statements and "Financial Highlights" of Putnam New York Tax Exempt Income Fund, which report is included in the Annual Report to Shareholders, for the year ended November 30, 1994, and our report dated January 12, 1995, on our audit of the financial statements and "Financial Highlights" of Putnam New York Intermediate Tax Exempt Fund, which report is included in the Annual Report to Shareholders, for the year ended November 30, 1994, which are incorporated by reference in the Registration Statement.

We also consent to the reference to our firm under the caption
"Independent Accountants and Financial Statements" in the
Statement of Additional Information.

                                   COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 25, 1995